Exhibit 99.1

Senomyx Announces Third Quarter Financial Results

Signs New Collaboration Agreement with Nestlé

Commences Toxicology Studies on Savory Enhancers

LA JOLLA, CA, October 28, 2004 — Senomyx, Inc. (NASDAQ: SNMX), today reported financial results for the quarter and nine months ended September 30, 2004. As of September 30, 2004, the Company had cash, cash equivalents and short-term investments of $42.8 million, compared to $17.1 million at December 31, 2003, representing a 151% increase over the previous year end.

“We’re pleased with the progress we made during the third quarter as our savory enhancer product candidates S336 and S807 continue to advance through 90-day toxicology studies,” commented Kent Snyder, President and CEO of Senomyx.  “In addition, as announced yesterday, we entered into an exclusive five-year discovery and development collaboration with Nestlé SA for the discovery and commercialization of novel flavor ingredients in the coffee and coffee whitener fields.  We hope to build on this momentum and continue toward our goal of establishing additional partnering opportunities,” added Snyder.

Financial Review:

Revenues for the third quarter and year to date, respectively, were $1.8 million and $6.2 million, compared to $2.4 million and $6.8 million for the same periods in 2003.

On a GAAP basis, the net loss applicable to common stockholders for the third quarter of 2004 was $5.3 million, or $0.21 per share, compared to a net loss for the same period in 2003 of $5.0 million, or $2.80 per share. The net loss applicable to common stockholders for the nine months ended September 30, 2004 was $13.7 million, or $1.32 per share, compared to a net loss for the same period in 2003 of $12.2 million, or $7.06 per share.

Upon the close of the Company’s IPO on June 25, 2004, all of the Company’s preferred stock converted to 16,205,306 shares of common stock.  If that conversion had taken place prior to January 1, 2003, the pro forma net loss per common share would have been $0.21 and $0.65 for the three months and the nine months ended September 30, 2004, compared to $0.28 and $0.68, for the same periods in 2003, respectively.

Recent Highlights:

•      Announced an exclusive five-year discovery and development collaboration with Nestlé SA for the discovery and commercialization of novel flavor ingredients in the coffee and coffee whitener fields.  Under the terms of the new agreement, Nestlé has agreed to pay discovery and development funding for up to five years based on research progress, and milestone payments upon achievement of specific product discovery and development goals.  Upon commercialization, the Company would receive royalty payments based on sales of products containing new flavor ingredients developed under the agreement.

•      Initiated 90-day toxicology studies on the Company’s savory flavor enhancers, S336 and S807.  Results from these studies will be submitted to the Flavor and Extract Manufacturers Association (FEMA) for Generally Recognized As Safe (GRAS) determination.  FEMA GRAS determination allows for use of the Company’s savory enhancers in packaged food and beverage products in the United States and certain other countries.

•      Announced publication of the discovery of the binding specificity of certain bitter tasting compounds for two human taste receptors in the September issue of the journal Chemical Senses.  This discovery will allow the Company to further its capabilities in the discovery and development of novel bitter taste modulators targeting the T2R receptors.  Based on this discovery and existing Senomyx intellectual property, the Company formally initiated a bitter taste modulator program to exploit commercial opportunities in this area.

•      Discovered that the human sweet taste receptor contains multiple binding sites for sweeteners and sweet taste inhibitors, as published in the September 28 issue of the Proceedings of the National Academy of Sciences.

•      Completed the issuance of 450,000 shares in July 2004 as part of the underwriters’ exercise of their over-allotment option, resulting in net proceeds to the Company of $2.4 million.

About Senomyx

Senomyx is a biotechnology company using proprietary taste receptor-based assays, screening technologies, and optimization chemistry to discover and develop novel flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx has entered into product discovery and development collaborations with four of the world’s leading packaged food and beverage companies: Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc. and Nestlé SA. Senomyx’s current programs focus on the development of flavor enhancers and taste modulators in four taste areas, including savory, sweet, salt and bitter.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: the progress and capabilities of Senomyx’s discovery and development programs; the benefits to be derived from relationships with Senomyx’s product discovery and development collaborators, technology collaborators and licensors and Senomyx’s ability to enter into and maintain these relationships; Senomyx’s ability, or Senomyx’s collaborators’ ability, to successfully satisfy all pertinent regulatory requirements and commercialize products incorporating Senomyx’s flavors and flavor enhancers; the continued funding of Senomyx discovery and development programs by its collaborators; Senomyx’s ability to strengthen discovery and development capabilities; whether any published scientific discoveries of the Company contribute to commercial products or the Company’s ability to generate revenues. Risks that contribute to the uncertain nature of the forward-looking statements include: Senomyx is dependent on its product discovery and development collaborators for all of Senomyx’s revenue; Senomyx is dependent on its current and any future product discovery and development collaborators to develop and commercialize any flavors or flavor enhancers Senomyx may discover; Senomyx may be unable to develop flavors or flavor enhancers useful for formulation into products; Senomyx or its collaborators may be unable to obtain and maintain the GRAS determination or regulatory approval required for flavors or flavor enhancers to be incorporated into products that are sold; even if Senomyx or its collaborators receive a GRAS determination or regulatory approval and incorporate Senomyx flavors or flavor enhancers into products, those products may never be commercially successful; and Senomyx’s ability to compete in the flavor and flavor enhancer market may decline if Senomyx does not adequately protect its proprietary technologies. These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its Prospectus filed with the Securities and Exchange Commission on June 22, 2004 and its 10-Q for the period ended June 30, 2004, under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

(Financial Information to Follow)

Contacts:

Financial	Investor Relations
John Poyhonen	Susan Neath
Senomyx, Inc.	Atkins + Associates
858-646-8302	858-527-3486

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Selected Financial Information

Condensed Statements of Operations

(unaudited, in thousands, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Revenues	$1,802	$2,365	$6,220	$6,772

Operating Expenses:
Research and development	4,167	4,235	12,089	12,346
General and administrative	1,331	778	3,426	2,953
Non-cash, stock-based compensation	1,759	2,350	4,625	3,783
Total Operating Expenses	7,256	7,363	20,140	19,082

Loss from operations	(5,455)	(4,998)	(13,920)	(12,310)

Other income/(expense)	151	48	227	148

Net loss	$(5,304)	$(4,950)	$(13,693)	$(12,162)

Basic and diluted net loss per share	$(0.21)	$(2.80)	$(1.32)	$(7.06)

Weighted average shares used in computing basic and diluted net loss per share	24,728	1,769	10,377	1,722

Pro forma basic and diluted net loss per share	$(0.21)	$(0.28)	$(0.65)	$(0.68)

Weighted average shares used in computing pro forma basic and diluted net loss per share	24,728	17,975	21,180	17,927

Condensed Balance Sheets

(in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)

Cash, cash equivalents and investments available for sale	$42,759	$17,058
Other current assets	1,571	1,257
Property and equipment, net	1,796	2,125
Total assets	$46,126	$20,440

Current liabilities	$1,908	$1,740
Deferred revenue	1,260	1,415
Long-term liabilities	203	181
Stockholders’ equity	42,755	17,104
Total liabilities and stockholders’ equity	$46,126	$20,440